                                                                                         Exhibit FS-5
                                                                                         Financial Statements
                                                                                         Page 1 of 2


                                                 CINERGY CORP.

                     UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1995

                                                    ASSETS

                                                                         Pro Forma
                                                           Actual       Adjustments      Pro Forma
                                                        ------------   -------------   -------------
                                                                   (dollars in thousands)

     UTILITY PLANT - ORIGINAL COST
        In service
           Electric                                     $  8,393,518   $     (21,516)  $   8,372,002
           Gas                                               664,536                         664,536
           Common                                            184,750                         184,750
                                                        ------------   -------------   -------------
                                                           9,242,804         (21,516)      9,221,288

        Accumulated depreciation                           3,262,715          (3,120)      3,259,595
                                                        ------------   -------------   -------------
                                                           5,980,089         (18,396)      5,961,693

        Construction work in progress                        241,987          (3,329)        238,658
                                                        ------------   -------------   -------------
              Total utility plant                          6,222,076         (21,725)      6,200,351
                                                        ------------   -------------   -------------

     CURRENT ASSETS
        Cash and temporary cash investments                   25,206           1,787          26,993
        Restricted deposits                                    4,646                           4,646
        Accounts receivable  -  net                          251,888                         251,888
        Materials, supplies and
           fuel, at average cost
              Fuel for use in electric production            160,363                         160,363
              Gas stored for current use                      21,187                          21,187
              Other materials and supplies                    93,722                          93,722
        Property taxes applicable to subsequent year         134,729                         134,729
        Prepayments and other                                 46,947                          46,947
                                                        ------------   -------------   -------------
                                                             738,688           1,787         740,475
                                                        ------------   -------------   -------------
     OTHER ASSETS
        Regulatory Assets
           Post-in-service carrying costs and deferred
              operating expenses                             188,061                         188,061
           Phase-in deferred return and depreciation         105,211                         105,211
           Deferred demand-side management costs             114,768                         114,768
           Amounts due from customers  --  income taxes      393,859                         393,859
           Deferred merger costs                              50,067                          50,067
           Unamortized costs of reacquiring debt              71,778                          71,778
           Other                                              81,665                          81,665
        Other                                                141,581             (22)        141,559
                                                        ------------   -------------   -------------
                                                           1,146,990             (22)      1,146,968
                                                        ------------   -------------   -------------
                                                        $  8,107,754   $     (19,960)  $   8,087,794
                                                        ============   =============   =============













                 The Pro Forma Adjustments are shown on Exhibit FS-8 of this filing.

                                                                                         Exhibit FS-5
                                                                                         Financial Statements
                                                                                         Page 2 of 2


                                               CINERGY CORP.

                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1995

                                     CAPITALIZATION AND LIABILITIES

                                                                         Pro Forma
                                                            Actual      Adjustments      Pro Forma
                                                        ------------   -------------   ------------
                                                                   (dollars in thousands)

     COMMON STOCK EQUITY
        Common stock - $.01 par value;
           Authorized shares - 600,000,000
           Outstanding shares - 156,567,331             $      1,566                   $      1,566
        Paid-in capital                                    1,570,873                      1,570,873
        Retained earnings                                    900,094   $         843        900,937
                                                        ------------   -------------   ------------
           Total common stock equity                       2,472,533             843      2,473,376

     CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
        Not subject to mandatory redemption                  227,915                        227,915
        Subject to mandatory redemption                      160,000                        160,000

     LONG-TERM DEBT                                        2,652,382         (20,803)     2,631,579
                                                        ------------   -------------   ------------
           Total capitalization                            5,512,830         (19,960)     5,492,870
                                                        ------------   -------------   ------------
     CURRENT LIABILITIES
        Long-term debt and preferred stock
           due within one year                               150,400                        150,400
        Notes payable                                        244,000                        244,000
        Accounts payable                                     184,400                        184,400
        Refund due to customers                               15,796                         15,796
        Litigation settlement                                 80,000                         80,000
        Accrued taxes                                        261,787                        261,787
        Accrued interest                                      56,740                         56,740
        Other                                                 39,544                         39,544
                                                        ------------                   ------------
                                                           1,032,667                      1,032,667
                                                        ------------                   ------------
     OTHER LIABILITIES
        Deferred income taxes                              1,074,724                      1,074,724
        Unamortized investment tax credits                   190,804                        190,804
        Accrued pension and other
           postretirement benefit costs                      153,753                        153,753
        Other                                                142,976                        142,976
                                                        ------------                   ------------
                                                           1,562,257                      1,562,257
                                                        ------------   -------------   ------------
                                                        $  8,107,754   $     (19,960)  $  8,087,794
                                                        ============   =============   ============




















                     The Pro Forma Adjustments are shown on Exhibit FS-8 of this filing.